ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, dated October 24, 1997, of Racom Systems, Inc. (the "Company") of our report dated February 19, 1997, included in the Company's Form 10-KSB for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


                                                        /s/  ARTHUR ANDERSEN LLP







Denver, Colorado
October 21, 1997.